UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The 2023 ETF Series Trust

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)
c/o Tidal Investments LLC 234 West Florida Street, Suite 203 Milwaukee, WI 53204 (Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Pictet AI & Automation ETF	NYSE Arca, Inc.	33-2130259
Pictet Cleaner Planet ETF	NYSE Arca, Inc.	33-2130980
Pictet AI Enhanced International Equity ETF	NYSE Arca, Inc.	33-2082157
Pictet Emerging Markets Rising Economies ETF	NYSE Arca, Inc.	33-2082025
Pictet Emerging Markets Debt ETF	NYSE Arca, Inc.	33-2070790

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-272579

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the shares is set forth in Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-272579 and 811-23883), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on September 18, 2025, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares also is hereby incorporated herein by reference.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust, dated January 23, 2023, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-272579 and 811-23883), as filed with the SEC via EDGAR Accession No. 0001398344-23-011924 on June 09, 2023.

B.	Registrant’s Amended and Restated Declaration of Trust, dated as of September 14, 2023, is incorporated herein by reference to Exhibit (a)(3) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-272579 and 811-23883), as filed with the SEC via EDGAR Accession No. 0001398344-23-018260 on September 22, 2023.

C.	Registrant’s Amended and Restated Bylaws, dated August 15, 2023, are incorporated herein by reference to Exhibit (b)(2) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-272579 and 811-23883), as filed with the SEC via EDGAR Accession No. 0001398344-23-015384 on August 21, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The 2023 ETF Series Trust

Date: September 19, 2025	By:	/s/ Eric Falkeis
Eric Falkeis
President (Principal Executive Officer)